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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements of SciQuest.com, Inc. and its subsidiaries on Form S-8 (File Nos. 333-94163, 333-34740 and 333-44646) of our report dated February 1, 2001 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 30, 2001